UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 9, 2015

AQUA POWER SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-183272	27-4213903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2-7-17 Omorihoncho, Tokyo, Ota-ku, Japan	143-0011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	+81 3-5764-3380

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03	Material Modifications to Rights of Security Holders

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws

ITEM 8.01	Other Items

On September 9, 2015, we filed a Certificate of Designation with the Nevada Secretary of State designating 5,000,000 shares of our preferred stock as Series A Preferred Stock, which series shall have certain designations and number thereof, powers, preferences, rights, qualifications, limitations and restrictions, in particular, Series A Preferred Shares are convertible into common shares of our company at a ratio of 1:100, meaning every one (1) Preferred Series A Share shall convert into 100 common shares of stock.  In addition, the holder of the each share of Series A Preferred Stock shall have the right to one (1) vote for each share of common stock into which such Series A Preferred Stock could then be converted.

The complete Certificate of Designation is filed as Exhibit 10.1 and is effective with the Nevada Secretary of State on September 1, 2015.

ITEM 3.02	Unregistered Sales of Equity Securities

Effective September 1, 2015, Tadashi Ishikawa returned 105,863,935 common shares of our company for cancellation in exchange for 1,500,000 shares of Series A Preferred Stock to be issued to Mr. Tadashi Ishikawa.

ITEM 9.01	Financial Statements and Exhibits

10.1	Certificate of Designation filed with the Nevada Secretary of State on September 1, 2015 with an effective date of September 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA POWER SYSTEMS INC.

/s/Tadashi Ishikawa
Tadashi Ishikawa
President and Director

Date:	September 10, 2015